As filed with the Securities and Exchange Commission on March 7, 2014

Registration Nos. 333-113889, 333-162558 and 333-167757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT NO. 333-113889,
FORM S-8 REGISTRATION STATEMENT NO. 333-162558 AND
FORM S-8 REGISTRATION STATEMENT NO. 333-167757
UNDER THE SECURITIES ACT OF 1933
___________________________

BRIGUS GOLD CORP
(Exact name of registrant as specified in its charter)
___________________________

CANADA
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Purdy’s Wharf Tower II
Suite 2001, 20th Floor
1969 Upper Water Street
Halifax, Nova Scotia
B3J 3R7, Canada
(Address of principal executive offices)

APOLLO GOLD CORPORATION
AMENDED AND RESTATED STOCK OPTION INCENTIVE PLAN
(Full title of the plan)
_________________________

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Mark L. Mandel, Esq.
Milbank Tweed Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005
(212) 530-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [X]
Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]
(do not check if a smaller reporting company

DEREGISTRATION OF COMMON STOCK

     Brigus Gold Corp. (“Registrant”) has previously filed with the Securities and Exchange Commission (the “Commission”) three registration statements on Form S-8 (File Nos. 333-113889, 333-162558 and 333-167757) on March 24, 2004, October 19, 2009 and June 25, 2010, respectively, relating to its Amended and Restated Stock Option Incentive Plan (the “Registration Statements”).

     On March 5, 2014, Primero Mining Corp., a corporation existing under the laws of British Columbia (“Primero”) completed its acquisition of the Registrant pursuant to an Arrangement Agreement, dated as of December 16, 2013, among Primero, Fortune Bay Corp. (formerly 8724385 Canada Limited), a newly incorporated entity, and the Registrant.

     As a result of the consummation of the acquisition, the Registrant is no longer a public company and has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with any undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any Registrant Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all Registrant securities registered under the Registration Statements which remain unsold as of the effective time of the acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, on this 7th day of March, 2014.

BRIGUS GOLD CORP.

By:	/s/David Blaiklock
David Blaiklock
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Joseph F. Conway	President and Chief Executive	March 7, 2014
Joseph F. Conway	Officer, and Chairman of the Board of Directors
(Principal Executive Officer)

/s/David Blaiklock	Chief Financial Officer and Senior	March 7, 2014
David Blaiklock	Vice President - Finance and
Corporate Development (Principal
Financial and Accounting Officer), and Director

/s/Renaud Adams	Director	March 7, 2014
Renaud Adams

/s/H. Maura Lendon	Director	March 7, 2014
H. Maura Lendon

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, in the City of Newark, State of Delaware, USA on this 7th day of March, 2014.

Donald J. Puglisi
(Authorized U.S. Representative)

by	/s/Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director
Puglisi & Associates